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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 WorldCom, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

        Georgia                                     58-1521612
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(State Incorporation or Organization)      (I.R.S. Employer Identification No.)


        500 Clinton Center Drive,
          Clinton, Mississippi                            39056
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 (Address of Principal Executive Offices)               (Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box . /X/


      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box . /_/


      Securities Act registration statement file number to which this form relates: 333-52920 (if applicable).

      Securities to be registered pursuant to Section 12(b) of the Act:

      Title Of Each Class           Name of Each Exchange On Which
      To Be So Registered           Each Class Is To Be Registered
      -------------------           ------------------------------

WorldCom, Inc. -- WorldCom Group Comm Stock        NASDAQ National Market

Rights to purchase Series 4 Preferred Stock        NASDAQ National Market

WorldCom, Inc. -- MCI Group Comm Stock             NASDAQ National Market

Rights to purchase Series 5 Preferred Stock        NASDAQ National Market

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None.
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                                (Title of Class)

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                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      We have provided the information required by Item 202 of Regulation S-K under the heading "Description of WorldCom Group Stock and MCI Group Stock" in our Registration statement on Form S-4, Registration No. 333-52920, as initially filed with the Securities and Exchange Commission on December 29, 2000, as amended on March 2, 2001, as further amended on April 2, 2001 and as the same may be amended after the date of filing of this Registration Statement. We incorporate that information by reference in this registration statement on Form 8-A.

ITEM 2.  EXHIBITS.

1. Form of Articles of Amendment to the Second and Restated Articles of Incorporation of WorldCom (incorporated herein by reference to Annex A and Annex B of WorldCom's Registration Statement No. 333-52920).

2. Second Amended and Restated Articles of Incorporation of WorldCom (including preferred stock designations), as amended as of May 1, 2000 (incorporated herein by reference to Exibit 4.1 of WorldCom's Quarterly Report on Form 10-Q dated March 31, 2000 (File No. 0-11258).

3. Restated Bylaws of WorldCom (incorporated by reference to Exhibit 3.2 to WorldCom's Current Report on Form 8-K dated September 14, 1998) (filed September 29, 1998)) (File No. 0-11258).

4. Rights Agreement dated as of August 25, 1996, between WorldCom and The Bank of New York, which includes the form of Certificate of Designations, setting forth the terms of the Series 3 Junior Participating Preferred Stock, par value $.01 per share, as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Preferred Stock Purchase Rights as Exhibit C (incorporated herein by reference to Exhibit 4 to WorldCom's Current Report on Form 8-K dated August 26, 1996 filed by WorldCom with the Securities and Exchange Commission on August 26, 1996 (as amended on From 8-K/A filed on August 31, 1996)(File No. 0-11258)).

5. Amendment No. 1 to Rights Agreement dated as of May 22, 1997, by and between WorldCom and The Bank of New York, as Rights Agent (incorporated herein by reference to Exhibit 4.2 of WorldCom's Current Report on Form 8-K dated May 22, 1997 (filed June 5, 1997)(File No. 0-11258)).

6.    Form of Restated Rights Agreement (incorporated herein by reference to
      Exhibit 4.3 of Amendment No. 1 to WorldCom's Registration Statement on Form S-4 filed by WorldCom with the Securities and Exchange Commission on March 2, 2001 (Registration No. 333-52920)).


                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                   WORLDCOM, INC.

Date: April 17, 2001                               By: /s/ SCOTT D. SULLIVAN
                                                       ---------------------
                                                       Scott D. Sullivan
                                                       Chief Financial Officer


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